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                                                                      EXHIBIT 11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Goldman Sachs Trust:

As independent public accountants, we hereby consent to the use of our name in this registration statement and to all references to our firm included in or made a part of Post-Effective Amendment No. 40 and Amendment No.42 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                        /s/ ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 14, 1997